Exhibit 99.1
October 31, 2007 Reston, VA
Stanley-Martin Communities, LLC (‘STANMA’)
Stanley-Martin Communities, LLC Reports Preliminary Results for the 2007 Third Quarter and Schedules 2007 Third Quarter Conference Call
Stanley-Martin Communities, LLC (‘Stanley-Martin’ or the ‘Company’) today announced preliminary and unaudited financial results for the 2007 Third Quarter.
The Company delivered 80 homes in the three months ended September 30, 2007, up 16 or 25.0% from the 64 homes delivered in the same period in 2006. Homebuilding revenue was $42.2 million in 2007, up $2.3 million or 5.8% from $39.9 million in the same period in 2006.
The Company delivered 195 homes in the nine months ended September 30, 2007, down 48 or 19.8% from 243 homes delivered in the same period in 2006. Homebuilding revenue was $111.8 million in 2007, down $41.9 million or 27.3% from $153.7 million in the same period in 2006. The Company had $18.9 million and $19.2 million in land sales for the three and nine months ended September 30, 2006, respectively.
The Company had 27 net new orders in the three months ended September 30, 2007, down 6 or 18.2% from 33 in the same period in 2006. Cancellations in the three months ended September 30, 2007 were 25.0%, down from 32.7% in the same period in 2006. The aggregate value of net new orders was $14.9 million for the three months ended September 30, 2007, down $4.8 million or 24.4% from $19.7 million in the same period in 2006.
The Company had 195 net new orders in the nine months ended September 30, 2007, up 4 or 2.1% from 191 in the same period in 2006. Cancellations in the nine months ended September 30, 2007 were 6.7% down from 13.2% in the same period in 2006. The aggregate value of net new orders was $110.2 million for the nine months ended September 30, 2007, down $6.5 million or 5.6% from $116.7 million in the same period in 2006.
At September 30, 2007, our backlog was 85 homes with an aggregate value of $51.2 million. At September 30, 2006, our backlog was 134 homes with an aggregate value of $84.3 million.
The third quarter market conditions for new home sales declined as inventory levels of both new and existing homes remained high, and we expect the housing market to continue to be challenging. We expect to report a profit from operations before impairments for the September 30, 2007 quarter. However, as a result of the factors mentioned above, we will recognize asset impairments which will result in a loss for both the quarter and the nine months ended September 30, 2007.
Stanley-Martin will conduct a 2007 Third Quarter earnings call on Tuesday, November 13, 2007 at 11:00 A.M. Eastern Standard Time to discuss financial results for the three and nine months ended September 30, 2007. Stanley-Martin plans to release its Third Quarter financial results on Monday, November 12, 2007.
Conference Call access information is as follows:

Domestic Toll Free Number:	(877) 681-3376
International Toll Number:	(719) 325-4820
Conference ID:	8752924
A replay of the conference call will be available until November 20, 2007 at 1:00 P.M. Eastern Time. The replay access information is as follows:

Domestic Toll Free Number:	(888) 203-1112
International Toll Number:	(719) 457-0820
Conference ID:	8752924
Stanley-Martin is one of the largest private homebuilders in the Washington, D.C. metropolitan area engaged in the development of residential communities and the design, marketing and construction of single-family homes and townhomes. Stanley-Martin has operated in the Washington, D.C. metropolitan area homebuilding industry since 1966. Stanley-Martin markets homes to entry-level and first- and second-time move-up buyers. As a complement to the homebuilding operations, Stanley-Martin also originates title insurance and mortgages for their homebuyers.
Certain statements in this press release may be considered forward looking statements. Forward looking statements including statements about the company’s outlook, growth opportunities, market orders, backlog, liquidity, and land position, as well as expected deliveries, revenues, earnings, margins, leverage, pricing, SG&A rate, land purchases and communities. In general, any statements contained in this conference call that are not statements of historical fact should be considered forward looking statements. We caution you that forward looking statements involve risks and uncertainties, and there are a number of factors that could cause our actual results to differ materially from those that are contained in or implied by these statements. For a list of certain of these factors, please see Annual Report on our Form 10-K filed with the Securities and Exchange Commission on March 27, 2007.